APPLICATION

Fidelity Freedom Lifetime Income℠

A

VARIABLE

INCOME

ANNUITY

Fidelity Investments Life Insurance Company®

Fidelity Freedom Lifetime Income℠ Variable Annuity Application

Complete this application and mail to:
Fidelity Investments Life Insurance Company® Annuity Service Center / P.O. Box 770001 / Cincinnati, Ohio 45277-0050.

Application for Fidelity Freedom Lifetime Income℠ issued and administered by Fidelity Investments Life Insurance Company.
Arizona Free Look Provision: When this Contract is issued, you have at least 10 days after you receive it from the Company to examine it. Within those 10 days, you can return the Contract to the Company or its agent for any reason. If you do, the Contract will be canceled. Any purchase payment paid will then be refunded and the Contract will be void from the beginning.

1 OWNER & PRIMARY ANNUITANT

First Name | MI | Last Name

Social Security Number | Date of Birth (MM/DD/YYYY) | ❑ Male ❑ Female | Married: ❑ Yes ❑ No

Retired: ❑ Yes ❑ No | If Employed, Occupation

Home Phone | Business Phone

Address

City | State | Zip Code

Note: A copy of each Annuitant's driver's license, a valid passport, or a birth certificate must be submitted. Please provide a copy.

2 JOINT ANNUITANT *(if applicable)*

First Name | MI | Last Name

Social Security Number | Date of Birth (MM/DD/YYYY) | ❑ Male ❑ Female | Married: ❑ Yes ❑ No

Relationship to Owner: ❑ Spouse ❑ Non-spouse

Retired: ❑ Yes ❑ No | If Employed, Occupation

Address

City | State | Zip Code

Do you want the Joint Annuitant to also be the Joint Owner (Non-IRAs only): ❑ Yes ❑ No

Phone

3 INVESTOR PROFILE *(if there is a joint owner, then include the combined information for both owners)*

1. What is the source of funds for this annuity?[1]
   - ❑ Exchanging an annuity
   - ❑ Sale of stock or mutual fund
   - ❑ Rollover from IRA, 401(k), or other qualified retirement plan
   - ❑ Cash or money market account
   - ❑ Other:__________

2. What is the total number of the Owner's and Joint Owner's dependents (if any)? __________

[1]The sale or liquidation of any stock, bond, IRA, certificate of deposit, mutual fund, annuity, or other asset to fund the purchase of this product may have tax consequences, early withdrawal penalties, or other costs or penalties as a result of the sale or liquidation. You may wish to consult an independent legal or financial advisor before selling or liquidating any assets and prior to the purchase of any life or annuity products being solicited, offered for sale, or sold.

3. What is your risk tolerance/allocation strategy for this investment? (Check one of the options listed to the right.)
   - ❑ Conservative ❑ Balanced
   - ❑ Growth ❑ Aggressive Growth

4. Why are you purchasing this annuity?
   - ❑ Provide current income ❑ Estate Planning
   - ❑ Other:______________________________

5. What is your investment experience? (Please enter the number of years experience you have investing in the following.)
   - __________ Stocks __________ Bonds
   - __________ Mutual Funds __________ Annuities

6. What is your federal tax bracket?
   - ❑ 10% ❑ 15% ❑ 27% ❑ 30% ❑ 35%+

7. What is your estimated net worth (including real estate, personal property, as well as bank accounts, brokerage accounts, and retirement assets, but excluding your primary residence)?
   - ❑ Less than $150,000 ❑ $150,000 – $500,000
   - ❑ Greater than $500,000

8. What is your total investment in this annuity and all other annuities that you own?
   $ ☐☐ , ☐☐☐ , ☐☐☐

9. What is your estimated liquid net worth (the total net value of your cash, mutual funds, and other liquid securities excluding retirement plan assets or IRAs, unless retired)?
   $ ☐☐ , ☐☐☐ , ☐☐☐

10. What is your total investment in annuities as a percentage of your liquid net worth (divide line 8 by line 9)?
   ☐☐☐ %

11. What are your estimated monthly nondiscretionary expenses, such as housing, clothing, food, utilities, taxes, and medical expenses?
   $ ☐☐ , ☐☐☐ , ☐☐☐

12. Please provide your estimated monthly income from all sources (including this annuity):
   $ ☐☐ , ☐☐☐ , ☐☐☐

13. What are your total nondiscretionary expenses as a percentage of your monthly income (divide line 11 by line 12)?
   ☐☐☐ %

REPLACEMENT PURCHASES ONLY

The replacement or exchange of existing policies or annuity contracts should only occur when it is demonstratively in your best interest. If this is a replacement purchase, please complete the cost benefit analysis below and provide any other reasons in the comment section that demonstrate Fidelity Freedom Lifetime Income is better suited for you than your existing contract.

	Existing Contract	Fidelity Annuity
1. Annual annuity mortality and expense charge	__ __ __%	.75%
2. Surrender charge payable to replace existing contract	$ ☐☐☐ , ☐☐☐ . ☐☐	$ Not Applicable
3. Annual administrative charge	__ __ __%	.25%

Comments:____

____

FIDELITY REPRESENTATIVE COMMENTS

If (1) the customer has checked any of the shaded boxes; (2) the customer's total investment in annuities as a percentage of liquid net worth exceeds 50% (item no. 10); or (3) the customer's expenses exceed 80% of his or her income, then the representative must review those responses with the customer, discuss whether the investment is appropriate, and document below the basis for proceeding with the sale.

Comments:____

____

4 Replacement

A. Do you have any existing life insurance policies or annuity contracts? ❑ Yes ❑ No

B. Will this annuity contract replace an existing annuity contract or life insurance policy? ❑ Yes ❑ No

5 Beneficiary(ies)

For additional space, attach a separate sheet of paper that is signed by the Owner(s).

Name of Primary Beneficiary(ies)

Name	Social Security Number	%
____________________	☐☐☐-☐☐-☐☐☐☐	__ __ __%
____________________	☐☐☐-☐☐-☐☐☐☐	__ __ __%
____________________	☐☐☐-☐☐-☐☐☐☐	__ __ __%
		100%

Note: The percentage allocated to Primary Beneficiary(ies) must be in whole numbers and must add up to 100%. If nothing is indicated, the % share will be prorated.

Name of Contingent Beneficiary(ies)

Name	Social Security Number	%
____________________	☐☐☐-☐☐-☐☐☐☐	__ __ __%
____________________	☐☐☐-☐☐-☐☐☐☐	__ __ __%
____________________	☐☐☐-☐☐-☐☐☐☐	__ __ __%
		100%

Note: The percentage allocated to Contingent Beneficiary(ies) must be in whole numbers and must add up to 100%. If nothing is indicated, the % share will be prorated.

6 Investment Allocation

Important Note: Your net purchase payment will be invested solely in the Money Market Investment Option for a short period of time after the Contract is issued.

Please choose one of the following:

❑ Fidelity VIP Freedom Lifetime Income℠ I
❑ Fidelity VIP Freedom Lifetime Income℠ II
❑ Fidelity VIP Freedom Lifetime Income℠ III
❑ Fidelity VIP Money Market Portfolio

7 Source of Funds *(check only one)*

❑ **IRA or Other Qualified Pretax Funds** *(For qualified transfers, you must complete the Qualified Trustee-to-Trustee/Direct Rollover Form.)*

❑ **Nonqualified After-Tax Funds** *(including 1035 Exchanges)*

Indicate Your Payment Method (for the above)

❑ **A. Check** for $☐,☐☐☐,☐☐☐.☐☐ is enclosed and made payable to Fidelity Investments Life Insurance Company. Money orders, cashier's checks, bank drafts, postal money orders, Traveler's Express international money orders or similar cash-like instruments will *not* be accepted.

❑ **B. From a Fidelity Account®**

☐☐☐-☐☐☐☐☐☐ $☐,☐☐☐,☐☐☐.☐☐ amount from the core money market account.

Account #

❑ **C. Sale of a Fidelity Mutual Fund Account**

Name of Fund ______ Account # ___-______ ❑ All shares **OR** ❑ $__ , __ __ __ , __ __ __ . __ __

Name of Fund ______ Account # ___-______ ❑ All shares **OR** ❑ $__ , __ __ __ , __ __ __ . __ __

Total Requested Amount $__ , __ __ __ , __ __ __ . __ __

❑ **D. Exchange from an existing life insurance policy or annuity contract** *(1035 Exchange)* Please provide the information below. This payment method requires additional paperwork. Ask your Fidelity Representative for the appropriate forms.

Name of Company ______ $__ , __ __ __ , __ __ __ . __ __ Cash Value/Face Amount ______ Policy # ______

8 Annuity Income Option

❑ **A. Single Life Annuity**

❑ **B. Joint and Survivor Annuity with the following benefit to the survivor:**

❑ 100% benefit
❑ __ __ __% at the death of either Annuitant (choose either 66⅔% **or** 50%)*
❑ __ __ __% at the death of the Primary Annuitant (choose either 66⅔% **or** 50%)*

*** Note:** Joint and Survivor options with reduced benefits do not allow the Withdrawal Option.

9 Withdrawal Option or Guarantee Period

Please choose one option — A **or** B (**not both**).

❑ **A. Withdrawal Option:** I want the ability to make withdrawals.

Note: Withdrawal option is not available for: Non-IRAs, Joint and Survivor options with reduced benefits or owners who are older than age 72 at time of purchase. (May not be available in all states.)

❑ **B. Guarantee Period** (cannot be chosen with the Withdrawal Option):

❑ 0 years—I do not want a guarantee period.
❑ I want a guarantee period of __ __ years. (Choose between 5 and 45.)

10 Annuity Income Calculation Date

A. Date of income payment calculations: ❑ 1st of the month ❑ 15th of the month

Note: Payment is calculated on this date. This is not the date you receive your income payment. Please allow up to 3–5 days thereafter for a bank direct deposit, and 5–10 days thereafter for mailed checks.

B. Date of first income payment: __ __ / __ __ __ __
Date (MM/YYYY)

Note: If the month selected is not available or no selection has been made, then the next available month will be used. However, your date of income payment calculation selected in **10A** will remain the same. The date selected for the first income payment cannot be later than one year from the initial purchase date.

C. Frequency of income payments: ❑ Monthly ❑ Quarterly ❑ Semiannually ❑ Annually

Note: Please complete the **Automatic Deposit of Annuity Payments** section. If you do not complete this section, we will mail a check to you.

11 AUTOMATIC DEPOSIT OF ANNUITY PAYMENTS *(optional, choose A or B)*

Please complete this section to transfer your income payments from your Fidelity Annuity to your bank account, Fidelity Account,® Fidelity Mutual Fund Account, or Fidelity Tax-Deferred Annuity. Be sure to complete all sections and read carefully before signing.

❑ **A. Send the proceeds directly to my (our) bank account.**

____
Bank Name

____
Bank Phone

____
Account Number

____
Bank Routing Number


Bank Routing Number
VOID

Staple voided check here.

❑ **Checking (attach a voided check)** ❑ **Savings (attach a bank statement)**

❑ **B. Transfer the proceeds to my Fidelity Account®, Fidelity Mutual Fund Account, or Fidelity Tax-Deferred Annuity.**
Your income payments will be deposited to your Fidelity Account, Fidelity Mutual Fund Account, or Fidelity Tax-Deferred Annuity 2–3 business days after the calculation date.

❑ **Fidelity Account** ☐☐☐-☐☐☐☐☐☐
Account #

❑ **Name of Fidelity Mutual Fund**

____

☐☐☐☐ ☐☐☐-☐☐☐☐☐☐
Fund # Fund Account #

❑ **Fidelity Tax-Deferred Annuity**

____
Contract #

12 AGREEMENT

Income Tax Withholding Information *(all applicants, please complete)*

Fidelity Investments Life Insurance Company is required by law to withhold federal income tax on the taxable portion of your income payments unless you instruct us otherwise. You may refer to the worksheet in IRS Form W-4P to estimate your withholding allowances. If you live in a state that has an income tax, we may be required to withhold state income taxes—regardless of whether or not federal taxes are withheld.

❑ **A. *No.* I do not want any tax withheld.**

❑ **B. *Yes.* I do want tax withheld.**

Please indicate your marital status and the number of withholding exemptions you want below:

Marital Status: ❑ Single ❑ Married ❑ Married, but withhold at higher Single rate

Number of withholding exemptions: __________

I want the following additional amount withheld from each income payment: $__ __ __ , __ __ __ . __ __ or __ __ __%

The tax withholding amount will only apply to *Fidelity Freedom Lifetime Income* income payments. If you receive additional income from other sources, you may want to withhold additional amounts.

I certify under penalties of perjury that:

(1) The number shown on my application is my correct taxpayer identification number (or I am waiting for a number to be issued to me);

(2) I am not subject to backup withholding either because: (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. citizen (including a U.S. resident alien).

Certification instructions: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate contributions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct Taxpayer Identification Number (TIN).

Required Distribution

If you will receive your first Fidelity Freedom Lifetime Income payment later than April 1st of the year following the year in which you reach the age of 70½, you may purchase Fidelity Freedom Lifetime Income only if you have been satisfying your Minimum Required Distribution (MRD).

To the extent the source of funds used to purchase this contract is subject to the Minimum Required Distribution Rules, I hereby certify that I have withdrawn all required distributions. I release Fidelity Investments Life Insurance Company from responsibility for my compliance with the Minimum Required Distribution provisions of the Internal Revenue Code.

I have read, understand, agree, and certify to the accuracy of the terms of the preceding information: Income Tax Withholding Information, and, if applicable, the Minimum Required Distribution.

The IRS does not require your consent to any provision other than the certifications required to avoid backup withholding.

Automatic Deposit

If applicable, I authorize Fidelity Investments Life Insurance Company to deposit annuity income directly to my bank account, Fidelity Account, Fidelity Mutual Fund Account, or Fidelity Tax-Deferred Annuity. I agree to direct my executors, administrators, or assignees to refund to Fidelity Investments Life Insurance Company any payments that are made following my death so they may be redistributed to my beneficiary(ies) if applicable. I also agree to any necessary adjustments for deposits made in error. I understand that this authorization may be terminated by me at any time by written notification to Fidelity Investments Life Insurance Company.

No registered representative has the authority to modify this agreement or waive any of the Company's rights or requirements. Any change in plan, benefits applied for, amount of annuity, age at issue, or underwriting class must be agreed to in writing. The company will furnish any information that may be currently required by the insurance supervisory official of the jurisdiction in which this contract is delivered. I recognize that neither Fidelity Investments Life Insurance Company nor Fidelity Brokerage Services LLC is a bank, and units of the sub-accounts are not backed or guaranteed by any bank or insured by the FDIC.

Fidelity Freedom Lifetime Income is issued by Fidelity Investments Life Insurance Company. Fidelity Brokerage Services LLC, Member NYSE, SIPC and Fidelity Insurance Agency, Inc. are the distributors.

Below are state fraud notices that apply only in certain states. Please read the following notices carefully to see if any apply in your state.

Arkansas, Colorado, New Mexico, Pennsylvania, and Washington, DC – Any person who knowingly and with intent to defraud any insurance company or any other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

California – For your protection, California law requires the following to appear on this form: Any person who knowingly presents a false or fraudulent claim for the payment of a loss is guilty of a crime and may be subject to fines and confinement in a state prison.

Florida – Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

Kentucky – Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act which is a crime.

Louisiana – Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Maine – It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or denial of insurance benefits.

New Jersey – Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Ohio – Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Oklahoma – WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

Tennessee – It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

IMPORTANT OWNER DISCLOSURE BELOW. PLEASE READ AND VERIFY.

1. **I/we have sufficient liquid funds to satisfy any emergencies and major expenses (medical expenses and home improvement) without needing the funds invested in this annuity.**
2. **I/we am unaware of any condition that might shorten my/our life expectancy.**
3. **I/we understand that this annuity is an investment for life.**
4. **I/we have reviewed the costs and fees associated with the product including administrative charges, mortality and expense charges and premium taxes.[1]**
5. **I/we have received a current prospectus for this annuity.**
6. **I understand that if I select the withdrawal option and take one, it will be reported as a taxable distribution and a 10% penalty will apply if I am younger than 59½.**
7. **I/we understand that if I choose not to select the withdrawal option, I cannot liquidate or surrender the contract or any portion of it after the expiration of the free look period.**
8. **I/we understand that my income payments will decrease unless my net rate of return is at least equal to the benchmark rate.**
9. **I/we understand that if I do not choose a guarantee period or withdrawal option, my/our heir(s) will receive nothing after my/our death.**
10. **I/we understand that I can choose either a guarantee period or withdrawal option, and my/our choice cannot be changed.**
11. **I/we understand that if I choose a guarantee period or withdrawal option, any lump sum to my/our heir(s) for the remaining guaranteed payments will be discounted to the present value of the guaranteed income.**

[1] Premiums are taxed as received in South Dakota (1.25% for nonqualified money; 0% for qualified money), Wyoming (1% for nonqualified money; 0% for qualified money), Maine (2% for nonqualified money; 0% for qualified money), California (2.35% for nonqualified money; 0.5% for qualified money), Nevada (3.5% for nonqualified money; 0% for qualified money), and West Virginia (1% for nonqualified money; 1% for qualified money).

By signing below, you acknowledge receipt of the prospectus. THE ANNUITY INCOME, WHEN BASED ON THE INVESTMENT OPTIONS, MAY INCREASE OR DECREASE ON ANY DAY DEPENDING UPON THE INVESTMENT PERFORMANCE AND NO MINIMUM PAYMENT IS GUARANTEED.

ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO FIDELITY INVESTMENTS LIFE INSURANCE COMPANY. DO NOT MAKE THE CHECK PAYABLE TO ANY AGENT. PLEASE DO NOT LEAVE PAYEE BLANK.

X

SIGNATURE OF PRIMARY OWNER/ANNUITANT DATE

Signed at: City State On (Date)

X

SIGNATURE OF JOINT OWNER/ANNUITANT (if applicable) DATE

Signature is required only if the Joint Annuitant is also the Joint Owner. Only non-qualified contracts can be jointly owned.

Signature Guarantee Requirement: (may be required if funding from a Fidelity account)

If you are funding this contract with proceeds from a Fidelity Account® or the sale of a Fidelity Mutual Fund Account **and the ownership of the account differs from this annuity contract**, then the owners of the accounts must sign and have their signature guaranteed. A Signature Guarantee must be by a national bank, state-chartered commercial bank, trust company (except a savings bank), or by a member firm of the New York, American, Boston, Midwest, or Pacific Stock Exchange. A notary public cannot provide a signature guarantee.

X

SIGNATURE OF ACCOUNT OWNER DATE

X

SIGNATURE OF JOINT ACCOUNT OWNER (if applicable) DATE

SIGNATURE GUARANTEE/STAMP AND SIGNATURE

SIGNATURE GUARANTEE/STAMP AND SIGNATURE

I certify that to the best of my knowledge and belief, the applicant ❑ does **OR** ❑ does not have any existing policies or contracts. To the best of my knowledge and belief, this policy ❑ will **OR** ❑ will not replace any other insurance or annuity.

THE FIDELITY REPRESENTATIVE AND THE FIDELITY PRINCIPAL MUST SIGN

X

SIGNATURE OF FIDELITY REPRESENTATIVE

X

SIGNATURE OF FIDELITY PRINCIPAL

REPRESENTATIVE CODE/FL LICENSE ID# (if applicable)

BRANCH CODE